Exhibit 10.8

NCR DIRECTOR COMPENSATION PROGRAM

Effective April 24, 2007

PREAMBLE

This NCR Director Compensation Program (“Program”) is adopted effective April 24, 2007, and replaces the NCR Director Compensation Program adopted by the Committee on Directors and Governance effective April 26, 2006.

The Program is approved and adopted by the Committee on Directors and Governance of the Board of Directors (the “Board”) of NCR Corporation (“Company”), as designated by the Board pursuant to its authority under Section 2 of the NCR Corporation 2006 Stock Incentive Plan, as amended, to grant stock and other stock-based awards to non-employee directors and to determine the terms and conditions of such awards.

The Program is intended to provide competitive remuneration to individuals serving as non-employee members of the Board (each, a “Director”), and to align the interests of the Directors with the interests of the Company’s stockholders.

ARTICLE I

Definitions

1.1	Committee means the Committee on Directors and Governance of the Board of Directors of NCR Corporation.

1.2	Common Stock means the common stock of NCR Corporation, par value $.01 per share.

1.3	Company means NCR Corporation, a Maryland corporation.

1.4	Deferred Stock Award means the annual retainer and/or meeting fees, if any, elected by a Participant to be deferred as set forth in ARTICLE III.

1.5	Deferred Stock Grant means the initial, annual or mid-year equity grants, if any, elected by a Participant to be deferred as set forth in ARTICLE IV.

1.6	Director means a member of the Board of Directors of NCR Corporation who is not an employee of the Company.

1.7

Fair Market Value of a share of Common Stock as of a specified date means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock (the “Applicable Exchange”) on the trading date, or if shares of Common Stock were not traded on the Applicable Exchange on the trading date, then on the immediately preceding date on which shares of Common Stock were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion.

1.8	Participant means a Director, and any former Director entitled to payment of a benefit from the Program.

1.9	Restricted Stock means actual shares of Common Stock bearing restrictions or conditions and issued to a Director pursuant to the Stock Incentive Plan.

1.10	Restricted Stock Units means awards denominated in shares of Common Stock that will be settled in an amount in cash, shares of Common Stock, or both, as designated in a Director’s individual award statement or agreement, based upon the Fair Market Value of a specified number of shares of Common Stock.

1.11	Stock Incentive Plan means the NCR Corporation 2006 Stock Incentive Plan, adopted effective as of April 26, 2006, as amended.

1.12	Year of Service means the approximately 12 month period beginning on the date of an annual stockholders’ meeting of the Company and ending on the day before the Company’s annual stockholders’ meeting of the next following year, during which an individual serves as a Director.

ARTICLE II

Compensation

2.1	Annual Compensation. A Director will receive the compensation described in Sections 2.2 through 2.5 below, as determined by the Committee in its discretion, based on review of competitive data.

2.2	Annual Retainer. For each Year of Service, a Director will receive an annual retainer as determined by the Committee, which may include an additional retainer amount for Committee Chairs. A Director may elect to receive the retainer in cash, in Common Stock, or as a Deferred Stock Award, as described in ARTICLE III. If no election is made, the retainer will be paid in cash. If paid in cash or Common Stock, payment of 25% of the annual amount will be made on June 30, September 30, December 31, and March 31, provided the individual is serving as a Director on such dates. If the individual is not serving as a Director on any such date, the remaining amount of the retainer shall be forfeited.

If paid in Common Stock, the number of shares of Common Stock to be paid shall be determined by dividing the cash amount of the retainer due to the Director by the Fair Market Value of the Common Stock on the date the payment is due, rounding up to the next whole share.

2.3	Meeting Fees. The Committee may determine that Directors will receive a meeting fee for each meeting attended, and may determine that Committee Chairs will determine whether a particular special meeting is subject to a meeting fee. Meeting fees, if any, will be paid quarterly at the same time as the retainer, for meetings attended in the immediately preceding quarter, and may be paid in cash, Common Stock or as a Deferred Stock Award as provided in Article III.

2.4	Initial Stock Grant. On the date of first election to the Board, each Director will receive an initial equity grant under the Stock Incentive Plan of a number of whole shares of Restricted Stock or Restricted Stock Units as determined by the Committee in its discretion. If such grant is made in the form of Restricted Stock Units, a Director may elect to defer receipt of the Common Stock payable in respect of vested Restricted Stock Units as a Deferred Stock Grant as provided in ARTICLE IV. A Director will receive only one initial equity grant for any continuous period served as a Director. If a Director ceases to serve as a Director for a period of at least three years and is later again elected as a Director, he or she will receive a second initial equity grant for the second period served as a Director.

2.5	Annual Equity Grant. At each annual stockholders’ meeting of the Company, each individual then serving as a Director or newly elected as a Director shall receive an equity grant under the Stock Incentive Plan, determined by the Committee, consisting of Restricted Stock, Restricted Stock Units and/or nonqualified stock options for Common Stock. If stock options are granted, the exercise price for each optioned share will be the Fair Market Value of one share of Common Stock on the grant date. The stock options will be fully vested and exercisable on the first anniversary of the grant, and will have a term of ten years from the date of grant. If Restricted Stock or Restricted Stock Units are awarded, the Committee may determine that the shares or units will be forfeited if the Director ceases to serve as a director during a restriction period determined by the Committee. If the annual equity grant is made in the form of Restricted Stock Units, a Director may elect to defer receipt of the Common Stock payable in respect of vested Restricted Stock Units as a Deferred Stock Grant as provided in ARTICLE IV.

2.6	Mid-Year Equity Grants. The Committee in its discretion may grant stock options and/or awards of Restricted Stock or Restricted Stock Units, as described in Section 2.5, to Directors who are newly elected to the Board after the annual stockholders’ meeting. If a mid-year equity grant is made in the form of Restricted Stock Units, a Director may elect to defer receipt of the Common Stock payable in respect of vested Restricted Stock Units as a Deferred Stock Grant as provided in ARTICLE IV.

ARTICLE III

Deferred Stock Awards

3.1	Election to Defer. For each calendar year, a Director may elect to defer receipt of pay for services relating to the retainer and meeting fees, if any, to be received in that calendar year, and receive them instead as a Deferred Stock Award. The election must be made prior to the January 1 of the calendar year in which the retainer or meeting fees will be rendered by a Director or such later date as is permitted by guidance issued under Section 409A of the Internal Revenue Code (the “Code”); provided, however, that a newly-elected Director may make an election within 30 days after the date of his or her election to the Board of Directors. The election to defer shall be irrevocable commencing on January 1 of the calendar year that such election is in effect. A new election to defer may be made for each subsequent calendar year, provided the deferral election is made prior to the January 1 of the calendar year and be irrevocable for the following calendar year. If a new election is not made, or a prior election is not revoked for the immediately succeeding calendar year, the most recent election to defer will remain in effect and be irrevocable for the following calendar year.

3.2	Form of Election. The election to defer must be made in writing.

3.3	Deferral Periods. A Director may elect to receive the Deferred Stock Award at one of the following times:

(a)	on the date of termination as a Director consistent with the definition of separation of services as defined pursuant to Section 409A of the Code,

(b)	on the date either five or ten years from the date of grant, or

(c)	in one to five equal annual installments, payable on April 30 of each year, beginning either on the next following April 30 after the retainer is earned, or the April 30 next following the date of termination as a Director.

3.4	Deferred Stock Awards. If a Director elects to receive the annual retainer and meeting fees, if any, as a Deferred Stock Award, the Company will maintain a deferred stock account credited, as of the date a payment of the retainer or meeting fee would have otherwise been paid, with a number of stock units equal to the shares of Common Stock (rounded up to the nearest whole share) that could have been purchased with the amount deferred as of such date at the Fair Market Value of the Common Stock on such date. As of the date any dividend is paid to stockholders of Common Stock, the Director’s deferred stock account shall also be credited with an additional number of stock units equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased at the Fair Market Value on such date with the dividend paid on the number of shares of Common Stock equivalent to the number of share units credited to the Director’s deferred stock account. In case of dividends paid in property, the dividend shall be deemed to be the fair market value of the property at the same time of distribution of the dividend, as determined by the Committee.

3.5	Distribution of Deferred Stock Award. Payment of a Director’s Deferred Stock Award shall be made at the times elected by the Director at the time of his or deferral election. Distribution shall be made in cash unless a Participant elects in writing delivered to the Company no later than 60 days prior to the date of distribution (or the date of the first distribution, if made in installments) that all or any designated portion of the deferred stock account be paid in shares of Common Stock. The amount of a cash distribution shall be determined by multiplying the number of shares attributable to the payment by the Fair Market Value of the Common Stock on the date the payment is to be made. If distribution is to be made in shares of Common Stock, the Participant shall receive the number of whole shares of Common Stock to which the distribution is equivalent.

ARTICLE IV

Deferred Stock Grants

4.1	Election to Defer. If and to the extent Restricted Stock Units are granted to a Director for the initial equity grant described in Section 2.4 and/or in connection with the annual or mid-year equity grants described in Sections 2.5 and 2.6, respectively, a Director may elect to defer receipt of the Common Stock otherwise payable to the Director as such Restricted Stock Units vest. For the annual equity grant, the election to defer must be made prior to the January 1 of the calendar year in which the grant is made. For both the initial and mid-year equity grants for newly-elected Directors, such Directors must make the deferral election within 30 days after the date of his or her election to the Board of Directors. The election to defer shall be irrevocable commencing on January 1 of the calendar year that such election is in effect.

A new deferral election for annual equity grants may be made for each subsequent calendar year, provided the election to defer is made prior to the January 1 of that calendar year. If a new election is not made, or a prior election is not revoked for the immediately succeeding calendar year, the most recent election to defer will remain in effect and be irrevocable for the following calendar year. If no deferral election is made, the Common Stock payable as the Restricted Stock Units vest will be issued to the Director within a reasonable time after the applicable vesting date.

4.2	Form of Election. The election to defer must be made in writing.

4.3	Deferral Periods. A Director may elect to receive the Common Stock at one of the times specified in Section 3.3 above.

4.4

Deferred Stock Accounts. If a Director elects to defer receipt of the Common Stock otherwise payable in respect of Restricted Stock Units awarded as initial, annual or mid-year equity grants, the Company will maintain a deferred stock account credited, as of the date of election to the Board, with a number of stock units equal to the shares of Common Stock the Director was entitled to receive as such Restricted Stock Units vested. As of the date any dividend is paid to stockholders of Common Stock, the Director’s deferred stock account shall also be credited with an additional number of stock units equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased at the Fair Market Value on such date with the dividend paid on the number of shares of Common Stock equivalent to the number of share units credited to the Director’s deferred stock account. In case of dividends paid in property, the dividend shall be deemed to be the fair market value of the property at the same time of distribution of the dividend, as determined by the Committee.

4.5	Distribution of Deferred Stock Grant. Payment of a Director’s Deferred Stock Grant shall be made at the times elected by the Director at the time of deferral, in shares of Common Stock. The Participant shall receive the number of whole shares of Common Stock to which the amount of the distribution is equivalent.

ARTICLE V

Distribution Upon Death

5.1	Distribution Upon Death. In the event of the death of a Participant, whether before or after termination of employment, any Deferred Cash Award or Deferred Stock Grant to which he or she was entitled shall be converted to cash and distributed in a lump sum to the Participant’s designated beneficiary, or if no beneficiary is designated, to the Participant’s estate. Distribution of a Participant’s stock options will be according to the terms of the stock option agreements.

5.2	Designation of Beneficiary. A Participant may designate an individual or entity as his or her beneficiary to receive payment of any Deferred Cash Award, Deferred Stock Grant, or retainer or meeting fees due and unpaid on the date of the Participant’s death, by delivering a written designation to the Company. A Participant may from time to time revoke or change any such designation in writing delivered to the Company. If there is no unrevoked designation on file with the Company at the time of the Participant’s death, or if the designated beneficiary has predeceased the Participant or otherwise ceased to exist, such distribution shall be made in accordance with the Participant’s will or in the absence of a will, to the administrator of the Participant’s estate. Distribution shall be made as soon as practicable following notification of the Company of the Participant’s death. A Participant’s deferred stock account shall be converted to cash by multiplying the number of whole and fractional shares of Common Stock to which the Participant’s deferred stock account is equivalent by the Fair Market Value of the Common Stock on the date of death.

ARTICLE VI

Administration

6.1	Withholding Taxes. The Company shall deduct from all distributions under the Program any taxes required to be withheld by federal, state or local governments. If distributions are made in shares of Common Stock, the Company shall have the right to retain the value of sufficient shares equal to the amount of the tax required to be withheld with respect to such distributions. In lieu of withholding the value of shares, the Company may require a recipient of a distribution in Common Stock to reimburse the Company for any such taxes required to be withheld upon such terms and conditions as the Company may prescribe.

6.2	Unfunded Nature of Program. This Program shall be unfunded. The funds used for payment of benefits hereunder shall, until such actual payment, continue to be part of the general funds of the Company, and no person other than the Company shall, by virtue of this Program, have any interest in any such funds. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. To the extent that any person acquires a right to receive payments from the Company under this Program, such right shall be no greater than the right of any unsecured general creditor of the Company.

6.3	Non-alienation of Benefits. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, including assignment pursuant to a domestic relations order, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, or torts of the Participant.

6.4	Acceleration Upon a Change in Control. As provided in Section 10 of the Stock Incentive Plan and applicable provisions of a Director’s individual award agreement or statement under this Program, the vesting of nonqualified stock options, Restricted Stock and Restricted Stock Units may accelerate upon the occurrence of a Change in Control. For purposes of the Program, Change in Control shall be applied to the extent necessary to comply with Section 409A(a)(2)(a)(v) of the Code, and in Treasury Regulations issued pursuant to Section 409A(e) of the Code, rather than as defined in Section 10 of the Stock Incentive Plan.

6.5	Amendment or Termination of the Program. The Committee at any time may amend or terminate the Program, provided that no such action shall adversely affect the right of any Participant or Beneficiary to a benefit to which he or she has become entitled pursuant to the Program, and no amendment or termination of the Program can alter the Participant’s deferrals of compensation in noncompliance with Section 409A of the Code, or the rules and regulations issued pursuant thereto. Any amendment or termination of the Program that is inconsistent with, or in violation of Code Section 409A, shall be void and of no effect.

6.6	Interpretation of the Program. The Program is intended to comply with the provisions of Section 409A of the Code, and the Treasury Regulations issued pursuant thereto; and the provisions of the Program will at all times be administered consistent therewith. Any provision of the Program that is inconsistent with, or in violation of, Section 409A of the Code, shall be void and of no effect. The Senior Vice President, Human Resources, and the General Counsel of the Company are delegated the responsibility to interpret and administer the Program consistent with Section 409A of the Code and to take necessary action pursuant to this Section 6.6 and Section 6.5 to assure that the Program is administered consistent with such provision.